Exhibit 99.1

Immersion Corporation Announces Receipt of a

Delinquency Compliance Alert Notice from Nasdaq

AVENTURA FL, August 22, 2025 – Immersion Corporation (“Immersion”, the “Company”, “we”, “us” or “our”) (Nasdaq: IMMR), a leading provider of technologies for haptics, announced that on August 20, 2025, it received a delinquency compliance alert notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that due to the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended April 30, 2025 with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1), which requires the timely filing of all required periodic reports with the SEC.

The Company determined that it would not be able to file the Form 10-K within the 15-day extension period under Rule 12b-25 without unreasonable effort or expense due to a Barnes & Noble Education, Inc. (“BNED”) audit committee internal investigation that rendered management unable to complete the Company’s financial reporting process and preparation of its financial statements for the fiscal year ended April 30, 2025.

Under Nasdaq rules, the Company has 60 calendar days from the date of the Nasdaq Notification Letter to submit to Nasdaq a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1). As previously reported on the Company’s Notification of Late Filing on Form 12b-25, filed with the SEC on July 30, 2025, BNED, a subsidiary of the Company, is conducting an audit committee internal investigation. The Company is working diligently to complete the necessary work to file the Form 10-K as soon as practicable to regain compliance with Nasdaq Listing Rule 5250(c)(1), but the Company’s ability to file the Form 10-K remains subject to BNED’s completion of its audit committee internal investigation and the consolidation of BNED’s financial information.

About Immersion Corporation

Immersion was incorporated in 1993 in California and reincorporated in Delaware in 1999.

The Company is a leading provider of touch feedback technology, also known as haptics. The Company accelerates and scales haptic experiences by providing haptic technology for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Learn more at www.immersion.com.

On June 10, 2024, we acquired a controlling interest in Barnes & Noble Education. Barnes & Noble Education is a contract operator of physical and virtual bookstores for college and university campuses and K-12 institutions across the United States. Barnes & Noble Education is also a textbook wholesaler and inventory management hardware and software providers. Barnes & Noble Education operates physical, virtual, and custom bookstores, delivering essential educational content, tools, and general merchandise within a dynamic omnichannel retail environment.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2023 as filed with the SEC, Barnes & Noble Education’s Annual Report on Form 10-K for its fiscal year ended April 27, 2024, as filed with the SEC, and Immersion’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2025, as filed with the SEC. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and the Company does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All the other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)